Exhibit 99.3

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

IN RE VIRGIN GALACTIC HOLDINGS, INC. DERIVATIVE LITIGATION	Lead Case No. 1:22-cv-00933-OEM-LKE

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement dated April 23, 2026 ("Stipulation"), is made and entered into by the following parties, each by and through their respective counsel: (1) plaintiffs Thomas Spiteri, Lisa Grenier, Cody Laidlaw, and Samhita Gera (collectively, the "Demand Futile Plaintiffs")[1] in the above-captioned consolidated stockholder derivative action (the "Demand Futile Action") pending in the United States District Court for the Eastern District of New York (the "Court"); plaintiff Catherine St. Jean (together with the Demand Futile Plaintiffs, "Plaintiffs") in the stockholder derivative action pending in the Court captioned *St. Jean v. Branson, et al.*, Case No. 1:22-cv-07551-LDH-SDE (E.D.N.Y.) (the "Demand Refused Action" and together with the Demand Futile Action, the "Derivative Actions"); (2) individual defendants Richard Branson, Chamath Palihapitiya, Michael Moses, George Whitesides, Michael Colglazier, Wanda Austin, Adam Bain, Tina Jonas, Craig Kreeger, Evan Lovell, George Mattson, James Ryans, W. Gilbert West, Anthony Bates, Ian Osborne, Jacqueline D. Reses, and Andrea Wong (collectively, the "Individual Defendants"); and (3) nominal defendant Virgin Galactic Holdings, Inc. ("Virgin Galactic" or the "Company" and together with the Individual Defendants, "Defendants") (the "Parties" refers collectively to Plaintiffs and Defendants).

This Stipulation, subject to the approval of the Court, is intended to fully, finally, and forever resolve, discharge, and settle any and all Released Claims (as defined herein) upon the

[1] Unless otherwise noted herein, each individual herein is referred to by his or her last name.

terms and subject to the conditions set forth herein.

I. FACTUAL AND PROCEDURAL BACKGROUND OF THE DERIVATIVE ACTIONS

Plaintiffs allege that, *inter alia*, between July 10, 2019, through October 14, 2021, at least, the Individual Defendants breached their fiduciary duties to the Company by: (i) misrepresenting operations to the investing public, who purchased Company stock at artificially inflated prices; (ii) causing the Company to overpay with stock spent to acquire Virgin Galactic's legacy business; and (iii) as to certain of them, by selling Company stock while possessing material nonpublic information about material issues at artificially inflated prices. Plaintiffs allege that the Individual Defendants had knowledge of the destruction of the Company's spaceship stabilizers in 2019, Federal Aviation Administration violations that led to grounding flights in 2021 and suspension of the Company's license, and undisclosed delays in commercial launches due to needed repairs, but failed to disclose the same to investors, instead making a series of materially false and misleading statements touting the Company's purported safety efforts, among other things, including in filings with the Securities Exchange Commission ("SEC") and proxy solicitations governed by Section 14(a) of the Securities Exchange Act of 1934 (the "Exchange Act").

A. Overview of the Derivative Actions

i. The Demand Futile Action

On February 21, 2022, plaintiff Spiteri filed a Verified Shareholder Derivative Complaint on behalf of Virgin Galactic in the Court alleging claims against the Individual Defendants for breaches of fiduciary duties, unjust enrichment, waste of corporate assets, gross mismanagement, and abuse of control; against Defendants Branson, Moses, and Whitesides for aiding and abetting certain breaches of fiduciary duty by Defendants Palihapitiya, Bain, Bates, Osborne, Reses, Ryans, and Wong; against the Individual Defendants—except Defendant Moses—for violations of

Section 14(a) of the Exchange Act; and against Defendants Branson, Palihapitiya, Whitesides, Moses, and Colglazier for contribution under Sections 10(b) and 21D of the Exchange Act, originally captioned *Spiteri v. Branson et al*, Case No. 1:22-cv-00933 (the "*Spiteri* Action") (ECF No. 1). Plaintiff Spiteri's complaint alleged that making a demand on the Company's Board of Directors (the "Board") to commence litigation against themselves and the other Individual Defendants on behalf of the Company for the aforementioned misconduct would be futile because a majority of the Board could not consider such demand with the requisite level of disinterestedness and independence.

On March 1, 2022, plaintiff Grenier filed a related derivative action in the Court against the Individual Defendants, originally captioned *Grenier v. Branson et al*, Case No. 1:22-cv-01100-EK-LB (the "*Grenier* Action") (*Grenier* Action, ECF No. 1).

On March 24, 2022, the parties to the *Spiteri* and *Grenier* Actions filed a joint stipulation, requesting that the Court consolidate the actions and appoint The Brown Law Firm, P.C. and Gainey McKenna & Egleston as Co-Lead Counsel for plaintiffs in the consolidated action; the Court so-ordered the stipulation on May 6, 2022, forming the Demand Futile Action (ECF Nos. 9, 10).

On June 29, 2022, the parties to the Demand Futile Action filed a joint stipulation, requesting that the Court stay the Demand Futile Action until twenty business days following the resolution of any and all motions to dismiss in the related securities class action captioned *Lavin v. Virgin Galactic Holdings, Inc.*, Case No. 1:21-cv-03070-NRM-TAM (E.D.N.Y.) (the "Securities Class Action"); the Court granted the motion on July 29, 2022 (the "Stay Order") (ECF Nos. 19, 20).

On September 21, 2022, following receipt of confidential documents in response to a books

and records demand pursuant to 8 *Del. C.* § 220, plaintiff Laidlaw filed a related derivative action in the Court against the Individual Defendants, originally captioned *Laidlaw v. Branson et al*, Case No. 1:22-cv-05634 (the "*Laidlaw* Action") (*Laidlaw* Action, ECF No. 1), which the Court consolidated into the Demand Futile Action on September 30, 2023 (ECF No. 42).

During the stay of proceedings and pursuant to the terms of the Stay Order, Defendants produced tens of thousands of pages of confidential documents to plaintiffs Spiteri and Grenier. After reviewing confidential documents, on December 9, 2022, plaintiffs Spiteri and Grenier filed a redacted Verified Consolidated Amended Shareholder Derivative Complaint and an unredacted version thereof under seal (ECF No. 39).

On December 19, 2023, the court in the Securities Class Action denied the Securities Class Action plaintiffs' motion for reconsideration of its order granting in part and denying in part the defendants' motion to dismiss or, in the alternative, for certification of its order for interlocutory appeal, thereby terminating the stay of the Demand Futile Action (Securities Class Action, ECF No. 98).

On April 3, 2024, the parties to the Demand Futile Action stipulated to stay the Demand Futile Action until the close of fact discovery in the Securities Class Action (ECF No. 47).

On July 11, 2024, following receipt of confidential documents in response to a books and records demand pursuant to 8 *Del. C.* § 220, plaintiff Gera filed a related derivative action in the Court against the Individual Defendants, originally captioned *Gera v. Branson et al*, Case No. 1:24-cv-04795 (the "*Gera* Action") (*Gera* Action, ECF No. 1), which the Court consolidated into the Demand Futile Action on September 12, 2024.

On October 18, 2024, the Court stayed the Demand Futile Action until the close of fact discovery in the Securities Class Action.

On July 21, 2025, the parties to the Securities Class Action filed a letter notifying the Court that they had reached an agreement in principle to settle the action and subsequently executed a memorandum of understanding, and that plaintiffs would file a motion for preliminary approval and the stipulation and agreement of settlement within 90 days (Securities Class Action, ECF No. 194).

On October 1, 2025, the Court held a telephonic status conference to discuss the resolution of the Demand Futile Action in relation to the Securities Class Action and ordered the parties to file a joint status report by October 30, 2025 updating the Court on the progress of settlement discussions. The Court further ordered that, if the parties had not reached a settlement by that date, the status report "shall indicate if the parties request a settlement conference before the Court, and if so, three proposed dates, or a referral to the EDNY Mediation Program."

On October 30, 2025, the parties to the Demand Futile Action filed a status report notifying the Court that settlement discussions were ongoing and that the Parties were discussing a potential mediation, and requesting an additional 14 days' time to further update the Court on the progress of the Parties' discussions, including whether some or all of the Parties would request a settlement conference before the Court or referral to the EDNY Mediation Program (ECF No. 51).

On October 31, 2025, the Court ordered the parties to submit a status report by November 7, 2025 and further ordered, if the parties had not reached a settlement by that date, that the status report "shall request either a settlement conference before the Court with three proposed dates or a referral to the EDNY Mediation Program."

On November 7, 2025, the parties to the Demand Futile Action filed a status report notifying the Court that settlement discussions were ongoing and that the Parties had agreed to use Jed Melnick, Esq. of JAMS (the "Mediator") as a mediator, and requesting 60 days' time to update

the Court on the status and result of the mediation (ECF No. 52). On November 10, 2025, the Court extended the deadline for the parties in the Demand Futile Action to file a status report on the progress of mediation discussions until January 10, 2026.

On January 9, 2026, the parties to the Demand Futile Action filed a status report notifying the Court that they were scheduled to participate in a mediation with the Mediator on January 15, 2026 (ECF No. 53).

On January 12, 2026, the Court ordered the parties to submit a status report by March 3, 2026 on the progress of mediation discussions.

On March 3, 2026, the parties to the Demand Futile Action filed a status report notifying the Court that they had participated in two private mediations with the Mediator, on January 15, 2026 and February 12, 2026, and continued to engage in settlement discussions with the Mediator's assistance (ECF No. 54).

On March 10, 2026, the Court held a status conference and ordered the parties to file a status report updating the Court on the progress of settlement negotiations, including whether the parties had accepted a mediator's proposal or reached a settlement, by March 24, 2026. The Court further ordered that, if the parties had reached a settlement by that date, "they shall file an executed stipulation of settlement and preliminary approval motion by April 23, 2026," and that, if the parties had not reached a settlement by that date, the Court would set a briefing schedule on Defendants' anticipated motion to dismiss.

On March 24, 2026, the parties to the Demand Futile Action filed a status report notifying the Court that the Parties had accepted a mediator's proposal on March 20, 2026 and reached a settlement in principle and would file an executed stipulation of settlement and preliminary approval motion by April 23, 2026 (ECF No. 55).

ii. The Demand Refused Action

On December 13, 2022, following receipt of confidential documents in response to a books and records demand pursuant to 8 *Del. C.* § 220, plaintiff St. Jean filed a related derivative action, the Demand Refused Action, in the Court against certain of the Individual Defendants. (Demand Refused Action, ECF No. 1).

Plaintiff St. Jean had previously served a pre-suit litigation demand on the Board on April 4, 2022 to investigate and bring action against the Individual Defendants for, *inter alia*, breaches of their fiduciary duties arising out of substantially the same alleged misconduct as set forth in the Consolidated Action. The Demand Refused Action alleges that plaintiff St. Jean's demand was wrongfully refused by the Board.

On March 13, 2023, the parties to the Demand Refused Action filed a joint motion to stay the case on substantially the same terms as the Demand Futile Action; the Court granted the motion on April 12, 2023 (Demand Refused Action, ECF Nos. 19, 23).

On April 3, 2023, the parties to the Demand Refused Action filed a stipulation to stay the case until the close of fact discovery in the Securities Class Action; the Court so-ordered the stipulation on April 8, 2023 (Demand Refused Action, ECF Nos. 29, 30).

B. Settlement Negotiations

On August 12, 2025, Plaintiffs sent Defendants a settlement demand for a payment to the Company from the Individual Defendants and/or their insurers and corporate governance reforms that address the wrongdoing alleged in the Derivative Actions.

In the following months, the Parties engaged in arm's-length, good faith settlement negotiations aimed at global resolution of the claims in the Derivative Actions, which included exchanging settlement proposals and counterproposals.

On January 15, 2026, the Parties participated in a virtual full day mediation to discuss possible resolution of the Derivative Actions before the Mediator. The Parties made substantial progress towards settlement at the mediation but did not arrive at a resolution that day. Subsequently, the Parties continued to engage in arm's-length settlement negotiations, with the assistance of the Mediator.

On February 12, 2026, the Parties participated in a second virtual full day mediation with the Mediator. Although the Parties continued to make progress towards a settlement at the mediation, they did not reach a resolution that day. Following this, the Parties continued arm's-length settlement negotiations, with the assistance of the Mediator.

Ultimately, on March 20, 2026, the Parties accepted a double-blind mediator's proposal for a cash payment of $2,750,000.00 by Defendants' insurer(s) to Virgin Galactic (the "Cash Payment"), and for Virgin Galactic to implement a set of corporate governance reforms (the "Reforms"), and pay 50% of the Cash Payment, or $1,375,000.00, to Plaintiffs for the attorneys' fees and expenses of Plaintiffs' Counsel (the "Fee and Expense Amount"), subject to Court approval.

II. PLAINTIFFS' CLAIMS AND THE BENEFITS OF SETTLEMENT

While Plaintiffs believe the derivative claims have merit, they also recognize that all litigation is inherently uncertain, risky, and expensive, and that derivative litigation poses certain unique risks and challenges. Plaintiffs believe that Virgin Galactic would benefit if the Derivative Actions could be settled now on reasonable terms, rather than waiting for the outcome of trial(s) and any possible appeal(s). Plaintiffs' entry into this Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims or potential claims alleged in the Derivative Actions.

Plaintiffs' Counsel have respectively conducted extensive investigation and analysis, including, *inter alia*: (i) reviewing and analyzing Virgin Galactic press releases, public statements, and filings with the SEC; (ii) reviewing and analyzing securities analysts' reports and advisories and media reports about the Company; (iii) reviewing and analyzing the pleadings and orders in the Securities Class Action; (iv) researching the applicable law with respect to the claims alleged and the potential defenses thereto; (v) making investigations pursuant to 8 *Del. C.* § 220; (vi) making a pre-suit litigation demand on the Board in the Demand Refused Action; (vii) preparing and filing initial complaints in the Derivative Actions; (viii) reviewing confidential internal corporate documents produced by Defendants; (ix) preparing and filing an amended complaint in the Demand Futile Action; (x) researching and evaluating factual and legal issues relevant to the claims; (xi) engaging in settlement negotiations with Defendants' counsel regarding the specific facts, and perceived strengths and weaknesses of the Derivative Actions, and other issues in an effort to facilitate negotiations; (xii) researching the Company's corporate governance structure in connection with settlement efforts; (xiii) preparing comprehensive written settlement demands and modified demands over the course of the Parties' settlement negotiations; (xiv) participating in the two full-day mediations; and (xv) negotiating and drafting this comprehensive Stipulation.

Based on Plaintiffs' Counsel's thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs' Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Virgin Galactic. Based upon Plaintiffs' Counsel's evaluation, Plaintiffs have determined that the Settlement is in the best interests of Virgin Galactic and its stockholders and have agreed to settle the Derivative Actions upon the terms and subject to the conditions set forth herein.

III. DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

Defendants expressly deny any and all allegations of fault, liability, wrongdoing, or damages whatsoever in connection with the Derivative Actions. Defendants further deny each and all the claims, potential claims and contentions alleged or that could have been alleged in the Derivative Actions. Defendants' entry into this Settlement does not and shall not comprise as evidence of any presumption, admission, or concession by any Defendant of any fault, liability, or wrongdoing of any kind or damages whatsoever.

Nonetheless, Defendants have concluded that it is desirable for the Derivative Actions to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation. Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex derivative actions. Defendants have, therefore, determined that it is in the best interests of Virgin Galactic for the Derivative Actions to be settled in the manner and upon the terms and conditions set forth in this Stipulation.

IV. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Parties herein, in consideration of the benefits flowing to the Parties from the Settlement, and subject to the approval of the Court, that the Released Claims shall be finally and fully compromised, settled, and released, and the filed litigation constituting the Derivative Actions shall be dismissed with prejudice and with full preclusive effect as to all Parties, upon and subject to the terms and conditions of this Stipulation, as set forth below.

1. DEFINITIONS

As used in this Stipulation, the following terms have the meanings specified below:

1.1 "Board" means the Board of Directors of Virgin Galactic.

1.2 "Cash Payment" means two million seven hundred fifty thousand dollars ($2,750,000.00) that Defendants shall cause their insurer(s) to pay to Virgin Galactic.

1.3 "Court" means the United States District Court for the Eastern District of New York.

1.4 "Current Virgin Galactic Stockholders" means any Person or Persons who are record or beneficial owners of Virgin Galactic stock as of the date of this Stipulation and who continue to own Virgin Galactic stock through the date of the Settlement Hearing (defined herein), excluding the Individual Defendants, the officers and directors of Virgin Galactic, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which any of the Individual Defendants has or has had a controlling interest.

1.5 "Defendants" means the Individual Defendants and nominal defendant, Virgin Galactic.

1.6 "Defendants' Counsel" means Latham & Watkins, LLP.

1.7 "Defendants' Released Claims" means all claims or causes of action (including known and Unknown Claims), including, but not limited to, any claims for damages, injunctive relief, interest, attorneys' fees, expert or consulting fees, and any and all other costs, expenses, or liabilities whatsoever, that could be asserted in any forum by any of the Defendants' Released Persons against any of the Plaintiffs' Released Persons, arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Actions, or the Plaintiffs' Released Claims. "Defendants' Released Claims" shall not include: (i) claims to enforce the terms of the Stipulation and/or the Judgment, (ii) any claims by the Company or the Individual Defendants for insurance coverage, or (iii) any claims by the Individual Defendants for indemnification or advancement.

1.8 "Defendants' Released Persons" means: (i) Defendants; (ii) each and all of the Individual Defendants' past, present and future Immediate Family members; (iii) Virgin Group Holdings Limited and each of its controlled subsidiaries and affiliates; (iv) any trust of which any Individual Defendant is the settlor or which is for the benefit of any Individual Defendant and/or his immediate family members; (v) any entity in which a Defendant has a controlling interest; and (vi) for any of the entities listed in parts (i) through (v), their past, present, and future: general partners, limited partners, principals, shareholders, joint venturers, officers, directors, managing directors, supervisors, employees, contractors, consultants, experts, auditors, accountants, financial advisors, insurers, trustees, trustors, agents, attorneys (including Defendants' Counsel), parents, predecessors, successors, subsidiaries, assigns, heirs, executors, legal representatives, estates, beneficiaries, foundations, or any other person or entity acting or purporting to act for or on behalf of any Defendant or any counsel for any Defendant, and each of their respective predecessors, successors, assigns, and/or controlling persons, all in their capacities as such.

1.9 "Demand Futile Action" means the above-captioned consolidated stockholder derivative action pending in the United States District Court for the Eastern District of New York.

1.10 "Demand Refused Action" means the derivative action pending in the United States District Court for the Eastern District of New York captioned *St. Jean v. Branson, et al.*, Case No. 1:22-cv-07551-LDH-SDE.

1.11 "Effective Date" means the date by which all of the conditions specified in section IV, paragraph 6.1 have been met and occurred.

1.12 "Final," with respect to the Judgment or any other court order, means: (i) if no appeal is filed, the expiration date of the time provided for filing or noticing any appeal under the Federal Rules of Appellate Procedure, i.e., thirty (30) days after entry of the judgment or order; or

(ii) if there is an appeal from the judgment or order, (a) the date of final dismissal of all such appeals, or the final dismissal of any proceeding on certiorari or otherwise, or (b) the date the judgment or order is finally affirmed on an appeal, the expiration of the time to file a petition for a writ of certiorari or other form of review, or the denial of a writ of certiorari or other form of review, and, if certiorari or other form of review is granted, the date of final affirmance following review pursuant to that grant. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to attorneys' fees, costs or expenses shall not in any way delay or preclude a judgment from becoming Final.

1.13 "Immediate Family" means, as defined in 17 C.F.R § 229.404, Instructions 1(a)(iii) and 1(b)(ii), children, stepchildren, parents, stepparents, spouses, siblings, mothers-in law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, and any persons (other than a tenant or employee) sharing the household. As used in this paragraph, "spouse" shall mean a husband, a wife, or a partner in a state-recognized domestic relationship or civil union.

1.14 "Individual Defendants" means Richard Branson, Chamath Palihapitiya, Michael Moses, George Whitesides, Michael Colglazier, Wanda Austin, Adam Bain, Tina Jonas, Craig Kreeger, Evan Lovell, George Mattson, James Ryans, W. Gilbert West, Anthony Bates, Ian Osborne, Jacqueline D. Reses, and Andrea Wong.

1.15 "Judgment" means the Order and Final Judgment entered by the Court that dismisses the Demand Futile Action pursuant to the Settlement, substantially in the form of Exhibit E attached hereto.

1.16 "Notice" means the Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions, substantially in the form of Exhibit C attached hereto and the Summary Notice defined herein.

1.17 "Parties" means Plaintiffs, Individual Defendants, and Virgin Galactic.

1.18 "Person" means any natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, any business or legal entity, and any spouse, heir, legatee, executor, administrator, predecessor, successor, representative, or assign of any of the foregoing.

1.19 "Plaintiffs" means Thomas Spiteri, Lisa Grenier, Cody Laidlaw, Samhita Gera, and Catherine St. Jean.

1.20 "Plaintiffs' Counsel" means The Brown Law Firm, P.C., Gainey McKenna & Egleston, Cohen Milstein Sellers & Toll PLLC, Bronstein Gewirtz & Grossman, LLC, and Levi & Korsinsky LLP.

1.21 "Plaintiffs' Released Claims" means all claims or causes of action of every description (including known and Unknown Claims), including, but not limited to, debts, demands, rights, interests, actions, suits, causes of action, cross-claims, counter-claims, charges, judgments, obligations, setoffs, or liabilities for any obligations of any kind whatsoever (however denominated), for fees, costs, penalties, damages whenever incurred, and liabilities of any nature whatsoever (including, without limitation, direct or indirect claims or demands for rescission, damages, interest, attorneys' fees, and any other costs, expenses, or liabilities whatsoever, including joint and several), whether based on federal, state, local, statutory or common law, in equity, or on any other law, rule, regulation, ordinance, contract, or the law of any foreign jurisdiction, whether fixed or contingent, known or unknown, liquidated or unliquidated, suspected or unsuspected, asserted or unasserted, matured or unmatured, arising from, related to, in connection with, or based upon any of the allegations, claims, disclosures, events, transactions,

facts, circumstances, conduct, failures to act, occurrences, representations, statements, omissions, or any other acts, alleged, set forth, or referred to in the Derivative Actions or that could have been alleged or asserted on behalf of Virgin Galactic derivatively, including those that were threatened, asserted, or could have been asserted by Plaintiffs or any of Virgin Galactic's stockholders derivatively, or that Virgin Galactic could have asserted directly, in any court, tribunal, forum or proceeding, against any of the Defendants' Released Persons. For the avoidance of doubt, the Plaintiffs' Released Claims include any and all claims that are the same, substantially similar to, or are based upon any of the allegations, claims, disclosures, events, transactions, facts, circumstances, conduct, failures to act, occurrences, representations, statements, omissions, or any other acts alleged, set forth, or referred to in the actions captioned *Espinosa v. Branson, et al.*, C.A. No. 2024-0895-JTL (Del. Ch.) and *Abughazaleh v. Branson, et al.*, C.A. No. 1:23-cv-00156-MN (D. Del.). "Plaintiffs' Released Claims" shall not include any claims to enforce the Stipulation, Judgment, or any other document memorializing the Settlement.

1.22 "Plaintiffs' Released Persons" means Plaintiffs, Plaintiffs' Counsel, and each and all of their past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, subsidiaries, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other Person or entity acting or purporting to act for or on behalf of any Plaintiff or any counsel for any Plaintiff, and each of their respective predecessors, successors, and assigns, Virgin Galactic, and Current Virgin Galactic Stockholders (solely in their capacity as

Virgin Galactic stockholders).

1.23 "Preliminary Approval Order" means the [Proposed] Preliminary Approval Order entered by the Court that preliminarily approves the Settlement, authorizes the form and manner of providing notice of the Settlement to Virgin Galactic stockholders, and sets a date for the Settlement Hearing, substantially in the form of Exhibit B attached hereto.

1.24 "Reforms" means the corporate governance reforms and other terms set forth in Exhibit A attached hereto, which the Company shall adopt, implement, and maintain, pursuant to and in accordance with this Stipulation.

1.25 "Released Claims" means Defendants' Released Claims and Plaintiffs' Released Claims.

1.26 "Released Persons" means Defendants' Released Persons and Plaintiffs' Released Persons.

1.27 "Settlement" means the settlement and compromise of the Derivative Actions as provided for in this Stipulation.

1.28 "Settlement Hearing" means the hearing set by the Court to consider final approval of the Settlement.

1.29 "Summary Notice" means the Summary Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions, substantially in the form of Exhibit D attached hereto.

1.30 "Unknown Claims" means any of the Released Claims that any of the Released Persons does not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims that, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons or might have affected his, her, or its

decision whether to object to this Settlement. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date, the Released Persons shall expressly waive and relinquish, and each Current Virgin Galactic Stockholder shall be deemed to have and by operation of the Judgment shall have expressly waived and relinquished to the fullest extent permitted by law, the provisions, rights and benefits conferred by and under California Civil Code § 1542, and any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542, which provides:

> A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Released Persons acknowledge that they and Current Virgin Galactic Stockholders may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, upon any theory of law or equity now existing or coming into existence in the future, and without regard to the subsequent discovery of additional or different facts. The Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the Stipulation of which this release is a part.

1.31 "Virgin Galactic" or the "Company" means nominal defendant Virgin Galactic Holdings, Inc. and its affiliates, subsidiaries, predecessors, successors, and assigns.

2. TERMS OF THE SETTLEMENT

2.1 The consideration for the Settlement is two-fold: (1) the Cash Payment, which the Defendants shall cause their insurer(s) to pay to Virgin Galactic; and (2) the Company's agreement to adopt, implement, and maintain the Reforms.

2.2 The Cash Payment shall be paid to the Company's counsel's escrow account within ten (10) business days after entry of an order preliminarily approving this settlement. The Cash Payment shall be immediately releasable to the Company upon the Court's entry of the Judgment, notwithstanding any potential appeals. If the Court orders a cash payment to Virgin Galactic that is an amount less than the agreed Cash Payment prior to, or at the time of, entry of the Judgment, then only the Court-approved amount shall be released from the Company's counsel's escrow account to Virgin Galactic upon the Court's entry of the Judgment. Any amounts remaining in the Company's escrow account shall be returned to the Defendants' insurer(s) within twenty (20) business days of entry of the Judgment. If for any reason any condition in Section IV, ¶ 6.1 is not met and the Effective Date of the Stipulation does not occur, if the Stipulation is in any way cancelled or terminated, or if the Judgment is reversed on appeal, then Virgin Galactic shall be obligated to repay to the Defendants' insurer(s), within twenty (20) business days after written notification of such an event, the amount of the Cash Payment that it received.

2.3 Defendants shall provide written confirmation that the Settlement Amount has been deposited into the escrow account within three (3) business days of the deposit. The Cash Payment, together with any interest earned thereon from the date of deposit into the escrow account, shall be the full and sole monetary contribution made by or on behalf of the Individual Defendants in connection with the Settlement. The Parties agree that (a) the Settlement Amount is to be paid solely by Defendants' insurers; and (b) under no circumstances shall any Individual Defendant be

personally responsible for paying any portion of the Settlement Amount or any other cost, fee, or expense incurred in connection with the Settlement described in this Stipulation.

2.4 Virgin Galactic shall not use the Cash Payment to pay a dividend to its shareholders and shall not use the Cash Payment to directly or indirectly compensate any of the Defendants' Released Persons.

2.5 Within ninety (90) days of issuance of the Judgment by the Court, the Board shall adopt resolutions and amend Board committee charters, corporate governance documents, and/or the Company's Bylaws[2] to ensure the adoption, implementation, and maintenance of the Reforms, which are set forth in Exhibit A attached hereto, and which shall remain in effect for no less than three (3) years from the date of implementation.

3. APPROVAL AND NOTICE

3.1 As soon as practicable, the Demand Futile Plaintiffs shall submit this Stipulation together with its exhibits to the Court and shall apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Virgin Galactic stockholders; and (iii) a date for the Settlement Hearing.

3.2 Within ten (10) business days after the entry of the Preliminary Approval Order, Virgin Galactic shall: (i) post a copy of the Notice and the Stipulation and exhibits thereto on the Investor Relations page of the Company's website; (ii) publish the Summary Notice in a press release in *Business Wire*; and (iii) file with the SEC the Notice and Stipulation and exhibits thereto as exhibits to a Current Report filed on Form 8-K. The Notice shall provide a link to the

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[2] The term "Bylaws" refers to the Bylaws of Virgin Galactic Holdings, Inc. (effective October 25, 2019).

Investor Relations page on Virgin Galactic's website where the Notice and Stipulation and exhibits thereto may be viewed, which page will be maintained through the date of the Settlement Hearing. Defendants shall be solely responsible for paying the costs and expenses related to providing notice of the Settlement set forth in this paragraph or as otherwise required by the Court. The Parties believe the form and manner of the notice procedures set forth in this paragraph constitute adequate and reasonable notice to Virgin Galactic stockholders pursuant to applicable law and due process.

3.3 Until the Settlement is Final, Plaintiffs and all other Virgin Galactic stockholders shall not commence, prosecute, instigate, continuing, or in any way participate in the commencement, prosecution, instigation, or continuation of any new or currently pending action(s) asserting any Plaintiffs' Released Claims against any of the Defendants' Released Persons.

3.4 In the event any claim, the release of which is contemplated by this Stipulation within the definition of the Plaintiffs' Released Claims, is commenced or prosecuted against any of the Defendants' Released Persons in any court, the Parties shall cooperate and use their best efforts to secure the dismissal with prejudice thereof (or a stay thereof in contemplation of dismissal with prejudice upon final approval of the Settlement).

4. ATTORNEYS' FEES AND REIMBURSEMENT OF EXPENSES

4.1 In consideration of the substantial benefits conferred upon Virgin Galactic as a direct result of the Reforms and Cash Payment, and Plaintiffs' and Plaintiffs' Counsel's efforts in connection with the Derivative Actions, Virgin Galactic shall pay to Plaintiffs' Counsel, collectively, their attorneys' fees and costs in the amount of one million three hundred seventy-five thousand dollars ($1,375,000.00) (the "Fee and Expense Amount"), subject to Court approval.

4.2 Virgin Galactic shall pay the Fee and Expense Amount to The Brown Law Firm, P.C. as receiving agent for Plaintiffs' Counsel within ten (10) business days of the later of: (i) the

date that The Brown Law Firm, P.C. provides wire instructions and a W-9 form to Defendants' Counsel; or (ii) the date of entry of the Judgment, notwithstanding any potential appeals, Virgin Galactic shall pay the Fee and Expense Amount to The Brown Law Firm, P.C. as receiving agent for Plaintiffs' Counsel. Plaintiffs' Counsel shall be responsible for allocation of the Fee and Expense Amount amongst themselves. If Plaintiffs' Counsel have a dispute regarding allocation of the Fee and Expense Amount, it will be resolved by the Mediator, first by way of expedited telephonic mediation and, if unsuccessful, then by way of final, binding, non-appealable resolution.

4.3 In the event that the Judgment fails to become Final as defined in section IV, paragraph 1.12, if a collateral attack is successful or the Settlement is otherwise terminated, Plaintiffs' Counsel shall be severally obligated to refund the Fee and Expense Amount to the extent it is denied or reduced to Virgin Galactic within thirty (30) business days from receiving notice from Defendants' Counsel of written payment instructions and tax information.

4.4 Plaintiffs' Counsel may apply to the Court for service awards of up to two thousand five hundred dollars ($2,500.00) for each of the five Plaintiffs to be paid from the Fee and Expense Amount in recognition of Plaintiffs' participation and effort in the prosecution of the Derivative Actions (the "Service Awards"). Defendants shall not object to the application for the Service Awards.

5. RELEASES

5.1 Within five (5) business days after the Effective Date, the parties in the Demand Refused Action will file a stipulation of dismissal with prejudice in the Demand Refused Action.

5.2 Upon the Effective Date, Plaintiffs and all other Current Virgin Galactic Stockholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally,

and forever released, relinquished, and discharged their right to assert derivatively on behalf of the Company any and all of the Plaintiffs' Released Claims (including Unknown Claims) against the Defendants' Released Persons, and shall forever be barred and enjoined from instituting, commencing, or prosecuting derivatively on behalf of the Company any and all of the Plaintiffs' Released Claims against the Defendants' Released Persons. In addition, upon that date, Virgin Galactic shall be deemed to have, and by operation of the law and of the Judgment shall have, fully, finally, and forever released, relinquished and discharged its right to assert directly any and all of Plaintiffs' Released Claims against Defendants' Released Persons, and shall forever be barred and enjoined from instituting, commencing, or prosecuting directly any and all of the Plaintiffs' Released Claims against the Defendants' Released Persons except to enforce the releases and other terms and conditions contained in the Settlement and/or the Judgment.

5.3 Upon the Effective Date, Defendants shall be deemed to have, and by operation of the law and of the Judgment shall have, fully, finally and forever released, relinquished and discharged any and all of the Defendants' Released Claims against the Plaintiffs' Released Persons, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all of Defendants' Released Claims against Plaintiffs' Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment.

6. CONDITIONS OF SETTLEMENT; EFFECT OF DISAPPROVAL, CANCELLATION, OR TERMINATION

6.1 The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

a. Court approval of the content and method of providing notice of the proposed Settlement to Current Virgin Galactic Stockholders, and the subsequent dissemination of the notice of the proposed Settlement to Current Virgin Galactic Stockholders;

b. Court entry of the Judgment, in all material respects in the form set forth as Exhibit E annexed hereto, including for the avoidance of doubt, the releases set forth herein, approving the Settlement and dismissing the Demand Futile Action with prejudice, without awarding costs to any party, except as provided herein;

c. payment of the Cash Payment in accordance with section IV, paragraph 2.2;

d. the passing of the date upon which the Judgment becomes Final; and

e. Court entry of the Preliminary Approval Order, in all material respects in the form set forth as Exhibit B annexed hereto.

6.2 If any of the conditions specified above in section IV, paragraph 6.1 are not met, then this Stipulation shall be canceled and terminated subject to section IV, paragraph 6.3, unless counsel for the Parties mutually agree in writing to proceed with this Stipulation.

6.3 If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms: (a) all Parties shall be restored to their respective positions in the Derivative Actions as of the date of this Stipulation; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Cash Payment paid to Virgin Galactic shall be refunded and returned to Defendants' insurer(s) within thirty (30) business days; (d) the Fee and Expense Amount paid to Plaintiffs' Counsel shall be refunded and returned to Virgin Galactic within thirty (30) days; and (e) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by a Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Actions, or in any other action or proceeding. In such event, the terms and provisions of this

Stipulation, with the exception of section IV, ¶¶ 1, 2.2 (only in so far as it provides for the reversion of the Cash Payment), shall have no further force and effect with respect to the Parties and shall not be used in the Derivative Actions or in any other proceeding for any purpose.

7. MISCELLANEOUS PROVISIONS

7.1 The Parties: (i) acknowledge that it is their intent to consummate the Settlement; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Settlement and to exercise their reasonable best efforts to accomplish the foregoing terms and conditions of the Settlement.

7.2 In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.

7.3 The Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Derivative Actions and any and all claims released herein.

7.4 Nothing in this Stipulation, or any other settlement-related documents or communications, constitutes an admission that any claim which was brought or could have been brought in the Derivative Actions has or lacks any merit whatsoever, or that Defendants have committed or engaged in any violation of law or wrongdoing whatsoever.

7.5 This Stipulation shall not be deemed to prejudice any of the positions of any of the Parties.

7.6 Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement, is, may be construed as, or may be used as evidence of the validity

of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever. Moreover, this Stipulation shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Derivative Actions, or in any other action or proceeding, whether civil, criminal, or administrative, for any purpose other than as provided expressly herein.

7.7 Defendants may file this Stipulation and/or the Judgment in any action that has or may be brought against them in order to support a defense or counterclaim based on principles of *res judicata*, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

7.8 This Settlement may not be terminated, modified, or amended, except by an agreement in writing signed by the Parties or their respective counsel.

7.9 This Stipulation shall be construed as if the Parties collectively prepared it, and any uncertainty or ambiguity shall not be interpreted against any of the Parties.

7.10 This Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of New York, and shall be governed by, and interpreted in accordance with, the laws of the State of New York, without regard to conflict of laws principles.

7.11 This Stipulation and the exhibits attached hereto contain the entire understanding of the Parties concerning the subject matter hereof and supersede any and all prior agreements, discussions, or negotiations of the Parties, whether oral or in writing.

7.12 The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein. In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

7.13 This Settlement may be executed in any number of counterparts with the same effect as if all Parties had executed the same document. All such counterparts shall be construed together and shall constitute one instrument. A facsimile or electronic (e.g., PDF format) copy of this Settlement as executed shall be deemed an original.

7.14 The Parties agree that each party and their counsel have complied fully with the applicable requirements of good faith litigation and that no action, allegation, position taken, or filing was undertaken or made in bad faith or in violation of Rule 11 of the Federal Rules of Civil Procedure.

7.15 No representations, warranties, or inducements have been made to any of the Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

7.16 In the event any proceedings by or on behalf of Virgin Galactic, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including an act of receivership, asset seizure, or similar federal or state law action ("Bankruptcy Proceedings"), the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner. In the event of any Bankruptcy Proceedings by or on behalf of Virgin Galactic, the Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the bankruptcy court to carry out the terms and conditions of the Stipulation.

7.17 Any planned, proposed, or actual sale, merger, or change-in-control of Virgin Galactic shall not void this Stipulation. The Stipulation shall run to the Parties' respective successors-in-interest. In the event of a planned, proposed, or actual sale, merger, or change-in-

control of Virgin Galactic, the Parties shall continue to seek court approval of the Settlement expeditiously, including without limitation the Settlement terms reflected in this Stipulation and the Fee and Expense Amount.

7.18 The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Judgment and to consider any matters or disputes arising out of or relating to the Settlement, and the Parties and their undersigned counsel submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment, and for matters or disputes arising out of or relating to the Settlement.

IN WITNESS WHEREOF, the Parties have caused the Stipulation to be executed by their duty authorized attorneys and dated April 23, 2026.

THE BROWN LAW FIRM, P.C.

By: /s/ *Timothy Brown*

Timothy Brown
767 Third Avenue, Suite 2501
New York, NY 10017
Telephone: (516) 922-5427
Email: tbrown@thebrownlawfirm.net

Co-Lead Counsel for Demand Futile Plaintiffs and Counsel for Plaintiffs Spiteri and Grenier

GAINEY MCKENNA & EGLESTON

By: /s/ *Thomas J. McKenna*

Thomas J. McKenna
260 Madison Avenue, 22nd Fl.
New York, NY 10016
Telephone: (212) 983-1300
Email: tjmckenna@gme-law.com

Co-Lead Counsel for Demand Futile Plaintiffs and Counsel for Plaintiffs Spiteri and Grenier

LEVI & KORSINSKY LLP

By: /s/ *Gregory M. Nespole*

Gregory M. Nespole
33 Whitehall Street, 27th Floor
New York, NY 10004
Telephone: (212) 363-7500
Email: gnespole@zlk.com

Counsel for Plaintiff St. Jean

BRONSTEIN, GEWIRTZ & GROSSMAN, LLC

By: /s/ *Peretz Bronstein*

Peretz Bronstein
60 East 42nd Street, Suite 4600
New York, NY 10165

LATHAM & WATKINS LLP

By: /s/ *Kristin N. Murphy*

Kristin N. Murphy
650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626
Telephone: (714) 540-1235
Email: kristin.murphy@lw.com

Colleen C. Smith
12670 High Bluff Drive
San Diego, CA 92130
Telephone: (858) 523-3985
Email: colleen.smith@lw.com

Counsel for Defendants

Telephone: (212) 697-8209
Email: peretz@bgandg.com

Counsel for Plaintiff Gera

COHEN MILSTEIN SELLERS & TOLL PLLC

By: *Richard A. Speirs*

Richard A. Speirs
88 Pine Street, 14th Floor
New York, NY 10005
Telephone: (212) 838-7797
Email: rspeirs@cohenmilstein.com

Counsel for Plaintiff Laidlaw

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

IN RE VIRGIN GALACTIC HOLDINGS, INC. DERIVATIVE LITIGATION	Lead Case No. 1:22-cv-00933-OEM-LKE **EXHIBIT A**

CORPORATE GOVERNANCE REFORMS

As a result of the filing, prosecution, and settlement of the Derivative Actions,[1] within ninety (90) days of issuance of a final order approving the settlement of the Derivative Actions, the Board of Directors (the "Board") of Virgin Galactic Holdings, Inc. ("Virgin Galactic" or the "Company") shall adopt resolutions and amend Board committee charters, corporate governance documents, and, as applicable, the Company's Bylaws to ensure the adoption, implementation, and maintenance of the following Reforms, which shall remain in effect for no less than three (3) years from the date of adoption.

Virgin Galactic and its Board acknowledge and agree that the filing, prosecution, and settlement of the Derivative Actions were the cause of the Company's decision to adopt, implement, and maintain the Reforms. Virgin Galactic and its Board also acknowledge and agree that the Reforms confer substantial benefits to Virgin Galactic and Virgin Galactic's stockholders.

1. IMPROVEMENTS TO THE SAFETY COMMITTEE AND CHARTER

The Safety Committee Charter shall be amended as follows:

(a) The Safety Committee shall be comprised of at least three (3) directors at all times, with at least two (2) directors having prior experience in the aerospace industry or safety oversight;

(b) The Safety Committee shall meet no less than semi-annually during each fiscal year and shall annually report to the Board and review with the Board the status of the Company's safety performance and compliance with any applicable internal policies related to safety, development, aircraft maintenance, risk management, and security processes. All minutes, presentations, notes, and other materials from such meetings shall be retained for no less than three (3) years;

(c) The Safety Committee shall ensure that all Company employees are given sufficient education on relevant safety-related topics; and

(d) The Company shall discuss with the Safety Committee at least annually the Company's safety performance and compliance with any applicable internal policies related to safety, development, and aircraft maintenance.

The revised Safety Committee Charter shall be posted on the Company's Investor Relations webpage.

2. CREATION OF A CHIEF COMPLIANCE OFFICER ("CCO") POSITION

The Company shall appoint a Chief Compliance Officer ("CCO") within six months after final approval of the settlement. The responsibilities and duties of Virgin Galactic's CCO shall include the following:

[1] "Derivative Actions" means *In re Virgin Galactic Holdings, Inc., Derivative Litigation*, Lead Case No. 1:22-cv-00933-OEM-LKE (E.D.N.Y.) and *St. Jean v. Branson, et al.*, Case No. 1:22-cv-07551-LDH-SDE (E.D.N.Y.).

(a) The CCO will evaluate the Company's most significant compliance risks and strategies for mitigating them;

(b) The CCO, together with the Chief Legal Officer ("CLO"), will evaluate any compliance issues that have significant financial implications and are sufficiently material to trigger a disclosure obligation under securities laws;

(c) The CCO or Chief Financial Officer ("CFO") shall be the Chairperson of the Disclosure Committee;

(d) The CCO will discuss with the full Board on an annual basis the Chief Executive Officer ("CEO")'s and CFO's support of the Company's culture of ethics and compliance;

(e) The CCO will discuss with the Company's Vice President of Risk Management and Finance Governance no less than on an annual basis regarding the Company's compliance issues;

(f) Virgin Galactic will select an internal Ombudsperson who will report to the CCO on a quarterly basis; and

(g) As necessary, the CFO and the CCO will discuss with the Audit Committee any compliance issues that have significant financial implications and are sufficiently material to trigger a disclosure obligation under securities laws.

3. CREATION OF A MANAGEMENT-LEVEL DISCLOSURE COMMITTEE

The Company shall create a management-level Disclosure Committee and Disclosure Committee Charter, which shall provide:

(a) The Disclosure Committee shall consist of, at least, the CEO, CCO, CFO, Treasurer, CLO, and Controller;

(b) To facilitate, and to the extent required for, the fulfillment of its responsibilities, the Disclosure Committee shall have access, as necessary, to the Company's books, records, assets, facilities, and personnel, including the internal auditors on a permissive basis; and

(c) The Disclosure Committee shall meet prior to quarterly and annual filings.

4. IMPROVED INSIDER TRADING CONTROLS

The Company's Insider Trading Policy shall be amended as follows:

(a) The amended Insider Trading Policy shall state: "Notwithstanding any other provision of this Policy, no waivers or exceptions shall be provided to any individuals that the Company knows are in possession of material non-public information (MNPI)"; and

(b) At the discretion of senior management, Virgin Galactic may institute event-driven blackout periods based on significant events.

The amended Insider Trading Policy shall also provide that Rule 10b5-1 Trading Plans may only be adopted during open trading windows when the individual is not in possession of material non-public information. For members of the Board and Section 16 officers:

(a) A minimum cooling-off period of 60 days shall apply before any trades under a new or modified plan may commence;

(b) Only one active plan per person is permitted at any time, except under the limited circumstances permitted by Rule 10b5-1 and subject to pre-clearance by an authorized officer of the Company; and

(c) Plans must be reviewed and approved by an authorized officer under the Company's Insider Trading Policy and disclosed as required under the securities laws.

The Company shall post the amended Insider Trading Policy on its Investor Relations webpage.

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

IN RE VIRGIN GALACTIC HOLDINGS, INC. DERIVATIVE LITIGATION	Lead Case No. 1:22-cv-00933-OEM-LKE **EXHIBIT B**

[PROPOSED] PRELIMINARY APPROVAL ORDER

Plaintiffs Thomas Spiteri, Lisa Grenier, Cody Laidlaw, and Samhita Gera (together, the "Demand Futile Plaintiffs") in the above-captioned consolidated stockholder derivative action (the "Demand Futile Action") pending in the United States District Court for the Eastern District of New York (the "Court") have made an unopposed motion, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, for an order: (i) preliminarily approving the proposed settlement (the "Settlement") of stockholder derivative claims brought on behalf of Virgin Galactic Holdings, Inc. ("Virgin Galactic" or the "Company"), in accordance with the Stipulation and Agreement of Settlement dated April 23, 2026 (the "Stipulation"); (ii) approving the form and manner of the Notice of the Settlement to Virgin Galactic stockholders; and (iii) setting a date for the Settlement Hearing.[1]

WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, including, but not limited to, a proposed settlement and resolution of the following stockholder derivative matters with prejudice: (i) the above-captioned consolidated stockholder derivative action, titled *In re Virgin Galactic Holdings, Inc. Derivative Litigation*, Lead Case No. 1:22-cv-00933-OEM-LKE (E.D.N.Y.); and (ii) *St. Jean v. Branson, et al.*, Case No. 1:22-cv-07551-LDH-

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[1] Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.

SDE (E.D.N.Y.) (the "Demand Refused Action" and, together with the Demand Futile Action, the "Derivative Actions");

WHEREAS, the Court has: (i) read and considered Demand Futile Plaintiffs' Unopposed Motion for Preliminary Approval of Stockholder Derivative Settlement together with the accompanying Memorandum in Support; and (ii) read and considered the Stipulation, as well as all the exhibits attached thereto;

WHEREAS, the Court finds, upon a preliminary evaluation, that the proposed Settlement falls within the range of possible approval criteria, as it provides a beneficial result for Virgin Galactic and appears to be the product of serious, informed, non-collusive negotiations overseen by an experienced mediator; and

WHEREAS, the Court also finds, upon a preliminary evaluation, that Virgin Galactic stockholders should be apprised of the Settlement through the proposed form and means of notice, which constitutes the best notice practicable under the circumstances and complies fully with the requirements of Fed. R. Civ. P. 23.1 and due process, and should be allowed an opportunity to file objections, if any, thereto, and appear at the Settlement Hearing.

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:

1. This Court, for purposes of this Preliminary Approval Order, adopts the definitions set forth in the Stipulation.

2. This Court preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate.

3. A hearing shall be held on _______________, 2026 at ____ _.m., before the

Honorable Orelia E. Merchant, at the United States District Court for the Eastern District of New York, 225 Cadman Plaza East, Brooklyn, NY 11201, in Courtroom 6C South (the "Settlement Hearing"), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice of the Settlement fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount and Service Awards should be approved; and (v) such other matters as the Court may deem appropriate.

4. The Court finds that the form, substance, and dissemination of information regarding the proposed Settlement in the manner set out in this Preliminary Approval Order constitutes the best notice practicable under the circumstances and complies fully with Rule 23.1 of the Federal Rules of Civil Procedure and due process.

5. Within ten (10) business days after the entry of an order by the Court preliminarily approving the settlement, Virgin Galactic shall: (i) post a copy of the Notice and the Stipulation and exhibits thereto on the Investor Relations page of the Company's website; (ii) publish the Summary Notice in a press release in *Business Wire*; and (iii) file with the SEC the Notice and Stipulation and exhibits thereto as exhibits to a Current Report filed on Form 8-K. The Notice shall provide a link to the Investor Relations page on Virgin Galactic's website where the Notice and Stipulation and exhibits thereto may be viewed, which page will be maintained through the date of the Settlement Hearing. The Parties believe the form and manner of the notice procedures set forth in this paragraph constitute adequate and reasonable notice to Virgin Galactic stockholders pursuant to applicable law and due process. Defendants shall be solely responsible for paying the costs and expenses related to providing notice of the Settlement set forth in this paragraph or as

otherwise required by the Court.

6. Within twenty (20) days after the entry of this Preliminary Approval Order, Defendants' Counsel shall file with the Court an appropriate affidavit or declaration with respect to the filing, posting, and publication of the notice of the Settlement as provided for in paragraph 5 of this Preliminary Approval Order.

7. All Virgin Galactic stockholders shall be subject to and bound by the provisions of the Stipulation and the releases contained therein, and by all orders, determinations, and judgments in the Demand Futile Action concerning the Settlement, whether favorable or unfavorable to Current Virgin Galactic Stockholders.

8. Pending the Court's determination as to final approval of the Settlement, the Plaintiffs and all other Virgin Galactic stockholders are barred and enjoined from commencing, prosecuting, instigating, continuing, or in any way participating in the commencement, prosecution, instigation, or continuation, of any new or currently pending action(s) asserting any Plaintiffs' Released Claims against any of the Defendants' Released Persons.

9. In the event that the Settlement is terminated pursuant to the terms of the Stipulation, then (i) the Settlement and the Stipulation (other than paragraphs 4.3, 6.3, and 7.18 thereof) shall be canceled and terminated; and (ii) this order and any related orders entered by the Court shall in all events be treated as vacated, *nunc pro tunc.*

10. Any stockholder of Virgin Galactic common stock may appear and show cause if he, she, or it has any reason why the Settlement embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why a judgment should or should not be entered hereon, or the Fee and Expense Amount or Service Awards should not be awarded. However, no Virgin Galactic stockholder shall be heard or entitled to contest the approval of the Settlement, or, if

approved, the Judgment to be entered thereon, unless that Virgin Galactic stockholder has caused to be filed, and served on counsel as noted below: (i) a written notice of objection with the case name and number (*In re Virgin Galactic Holdings, Inc. Derivative Litigation*, Lead Case No. 1:22-cv-00933-OEM-LKE (E.D.N.Y.)); (ii) the Person's name, legal address, and telephone number; (iii) notice of whether such Person intends to appear at the Settlement Hearing and the reasons such Person desires to appear and be heard, and whether such Person is represented by counsel and if so, contact information for counsel; (iv) competent evidence that such Person held shares of Virgin Galactic common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Person desires the Court to consider; and (vi) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony.

11. At least twenty-one (21) days prior to the Settlement Hearing, any such person must file the written objection(s) and corresponding materials with the Clerk of the Court, United States District Court for the Eastern District of New York, 225 Cadman Plaza East, Brooklyn, NY 11201 and serve such materials by that date, on each of the following Parties' counsel:

Counsel for Plaintiffs:

Counsel for Defendants:

LATHAM & WATKINS LLP
Kristin N. Murphy
650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626
Telephone: (714) 540-1235
Email: kristin.murphy@lw.com

THE BROWN LAW FIRM, P.C.
Timothy Brown
767 Third Avenue, Suite 2501
New York, NY 10017
Telephone: (516) 922-5427
Email: tbrown@thebrownlawfirm.net

GAINEY McKENNA & EGLESTON
Thomas J. McKenna
260 Madison Avenue, 22nd Floor
New York, NY 10016
Telephone: (212) 983-1300
Email: tjmckenna@gme-law.com

12. Only stockholders who have filed with the Court and sent to the Parties' counsel valid and timely written notices of objection and notices of appearance will be entitled to be heard at the hearing unless the Court orders otherwise.

13. Any Person or entity who fails to appear or object in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and to the Fee and Expense Amount and Service Awards unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered and the releases to be given as set forth in the Stipulation.

14. The Demand Futile Plaintiffs shall file their motion for final approval of the Settlement at least twenty-eight (28) days prior to the Settlement Hearing. If there is any objection to the Settlement, the Demand Futile Plaintiffs shall file a response to the objection(s) at least seven (7) days prior to the Settlement Hearing.

15. All proceedings in the Demand Futile Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation and this Preliminary Approval Order.

16. This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to Virgin Galactic stockholders.

17. Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

18. The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to Virgin Galactic stockholders. Any Current Virgin Galactic Stockholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court's calendar or the Investor Relations page of Virgin Galactic's website for any change in the date and/or time of the Settlement Hearing. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Parties, if appropriate, without further notice to Virgin Galactic stockholders. The Court retains jurisdiction to consider all further applications arising out of or connected with the Settlement.

IT IS SO ORDERED.

DATED:

HONORABLE ORELIA MERCHANT
UNITED STATES DISTRICT JUDGE

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

IN RE VIRGIN GALACTIC HOLDINGS, INC. DERIVATIVE LITIGATION	Lead Case No. 1:22-cv-00933-OEM-LKE **EXHIBIT C**

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTIONS

TO: **ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF VIRGIN GALACTIC HOLDINGS, INC. ("VIRGIN GALACTIC" OR THE "COMPANY") COMMON STOCK AS OF APRIL 23, 2026.**

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE DERIVATIVE ACTIONS, VIRGIN GALACTIC STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING PLAINTIFFS' RELEASED CLAIMS.

THIS ACTION IS NOT A "CLASS ACTION." THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation and Agreement of Settlement dated April 23, 2026 (the "Stipulation"). The purpose of this Notice is to inform you of:

- the existence of the above-captioned consolidated stockholder derivative action pending in the United States District Court for the Eastern District of New York (the "Court"), *In re Virgin Galactic Holdings, Inc. Derivative Litigation*, Lead Case No. 1:22-cv-00933-OEM-LKE (E.D.N.Y.) (the "Demand Futile Action");

- the existence of a similar stockholder derivative action pending in the Court, captioned *St. Jean v. Branson, et al.*, Case No. 1:22-cv-07551-LDH-SDE (E.D.N.Y.) (the "Demand Refused Action" and together with the Demand Futile Action, the "Derivative Actions");

- the proposed settlement between Plaintiffs[1] and Defendants (together, "Parties") reached in the Derivative Actions (the "Settlement");

- the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement and dismissal of the Demand Futile Action with prejudice;

- Plaintiffs' Counsel's application to the Court for the Fee and Expense Amount; and

- Plaintiffs' Counsel's application to the Court for case Service Awards to the five Plaintiffs.

[1] Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs' claims or Defendants' defenses. This Notice is solely to advise you of the proposed Settlement of the Derivative Actions and of your rights in connection with the proposed Settlement.

Summary

On April 23, 2026, Virgin Galactic, in its capacity as a nominal defendant, entered into the Stipulation to resolve the Derivative Actions, which Stipulation was filed in the Court. The Derivative Actions were brought derivatively on behalf of Virgin Galactic against certain current and former directors and officers of the Company. Virgin Galactic was named as a nominal defendant in the Derivative Actions. The Stipulation and the settlement contemplated therein (the "Settlement"), subject to the approval of the Court, are intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle Plaintiffs' Released Claims and to result in the dismissal of the Derivative Actions with prejudice, upon the terms and subject to the conditions set forth in the Stipulation.

The consideration for the proposed Settlement includes: (1) a cash payment of two million seven hundred fifty thousand dollars ($2,750,000.00) (the "Cash Payment"), which the Defendants shall cause their insurer(s) to pay to Virgin Galactic; and (2) Virgin Galactic's agreement to adopt and maintain certain corporate governance reforms and procedures, as outlined in Exhibit A to the Stipulation (the "Reforms"), which shall be maintained for three years. Additionally, Virgin Galactic shall pay, subject to Court approval, one million three hundred seventy-five thousand dollars ($1,375,000.00) to Plaintiffs' Counsel for their attorneys' fees and expenses (the "Fee and Expense Amount") based on the substantial benefit that will be conferred upon the Company and its stockholders by the settlement consideration. Plaintiffs' Counsel shall also apply to the Court for service awards to be paid to the five Plaintiffs in an amount of up to two thousand five hundred dollars ($2,500.00) each (the "Service Awards"), to be paid out of the Fee and Expense Amount.

This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation and its exhibits posted on the Investor Relations page of the Company's website, https://investors.virgingalactic.com/overview/default.aspx, contact Plaintiffs' Counsel as set forth below, or inspect the full Stipulation filed with the Clerk of the Court.

What are the Lawsuits About?

The Derivative Actions are brought derivatively on behalf of nominal defendant Virgin Galactic and allege that, *inter alia*, between July 10, 2019, through October 14, 2021, at least, the Individual Defendants breached their fiduciary duty to the Company by: (i) misrepresenting operations to the investing public, who purchased Company stock at artificially inflated prices; (ii) causing the Company to overpay with stock spent to acquire Virgin Galactic's legacy business; and (iii) as to certain of them, selling Company stock while possessing material nonpublic information about material issues at artificially inflated prices. Plaintiffs allege that the Individual Defendants had knowledge of the destruction of the Company's spaceship stabilizers in 2019, Federal Aviation Administration violations that led to grounding flights in 2021 and suspension of

the Company's license, and undisclosed delays in commercial launches due to needed repairs, but failed to disclose the same to investors, instead making a series of materially false and misleading statements touting the Company's purported safety efforts, among other things, including in filings with the Securities Exchange Commission and proxy solicitations governed by Section 14(a) of the Securities Exchange Act of 1934. The Derivative Actions allege that, as a result of the foregoing, the Company experienced reputational and financial harm.

Why is There a Settlement of the Derivative Actions?

The Court has not decided in favor of Defendants or Plaintiffs. Instead, the Parties agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Parties agree, and the Company determined, that the Settlement, including the cash that will be paid by Defendants' insurer(s) and the Reforms that the Company will adopt, implement, and maintain, provide substantial benefits to Virgin Galactic and its stockholders.

Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Derivative Actions. Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Actions. Nonetheless, Defendants have concluded that it is desirable for the Derivative Actions to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation.

THE COURT HAS NOT FINALLY DETERMINED THE MERITS OF PLAINTIFFS' CLAIMS OR THE DEFENSES THERETO. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW BY THE INDIVIDUAL DEFENDANTS OR THAT RECOVERY COULD BE HAD IN ANY AMOUNT IF THE DERIVATIVE ACTIONS WERE NOT SETTLED.

The Settlement Hearing, and Your Right to Object to the Settlement

On ______ __, 2026, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the "Preliminary Approval Order") and providing for notice of the Settlement to be provided to Virgin Galactic stockholders. The Preliminary Approval Order further provides that the Court will hold a hearing on ________ __, 2026 at __:__ _.m. before the Honorable Orelia E. Merchant, at the United States District Court for the Eastern District of New York, 225 Cadman Plaza East, Brooklyn, NY 11201, in Courtroom 6C South (the "Settlement Hearing"), to, among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Demand Futile Action with prejudice, and releasing Plaintiffs' Released Claims against Defendants' Released Persons; (iv) determine whether the Court should approve the agreed-to Fee and Expense Amount; (v) determine whether the Court should approve the Service Awards for the five Plaintiffs, which shall be funded from the Fee and Expense Amount; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement. Upon final approval of the Settlement, the Demand Refused Action will be dismissed with prejudice.

The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court's calendar or the Investor Relations page of the Company's website, https://investors.virgingalactic.com/overview/default.aspx, for any change in the date and/or time of the Settlement Hearing.

Any Person who owned Virgin Galactic stock as of April 23, 2026 and who will continue to own Virgin Galactic stock through the date of the Settlement Hearing ("Current Virgin Galactic Stockholder") and who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the Fee and Expense Amount or Service Awards, may file with the Court a written objection. An objector must, at least twenty-one (21) days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel a written objection to the Settlement setting forth (i) a written notice of objection with the case name and number (*In re Virgin Galactic Holdings, Inc. Derivative Litigation*, Lead Case No. 1:22-cv-00933-OEM-LKE (E.D.N.Y.)); (ii) the Person's name, legal address, and telephone number; (iii) notice of whether such Person intends to appear at the Settlement Hearing and the reasons such Person desires to appear and be heard, and whether such Person is represented by counsel and, if so, contact information for counsel; (iv) competent evidence that such Person held shares of Virgin Galactic common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Person desires the Court to consider; and (vi) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and from objecting at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE RECEIVED BY THE CLERK OF THE COURT NO LATER THAN ________ __, 2026. The Clerk's address is:

Clerk of the Court
United States District Court for the Eastern District of New York
225 Cadman Plaza East
Brooklyn, NY 11201

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS' COUNSEL AND DEFENDANTS' COUNSEL SO THEY ARE RECEIVED NO LATER THAN ________ __, 2026. Counsel's addresses are:

Counsel for Plaintiffs:
THE BROWN LAW FIRM, P.C.
Timothy Brown
767 Third Avenue, Suite 2501
New York, NY 10017
Telephone: (516) 922-5427

GAINEY McKENNA & EGLESTON
Thomas J. McKenna
260 Madison Avenue, 22nd Floor
New York, NY 10016
Telephone: (212) 983-1300

Counsel for Defendants:
LATHAM & WATKINS LLP
Kristin N. Murphy
650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626
Telephone: (714) 540-1235

An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first class mail) a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) calendar days before the Settlement Hearing. Any Virgin Galactic stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector's expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Current Virgin Galactic Stockholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to the settlement in the Derivative Actions, and from pursuing any of the Released Claims.

CURRENT VIRGIN GALACTIC STOCKHOLDERS AS OF APRIL 23, 2026 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

Interim Stay and Injunction

Pending the Court's determination as to final approval of the Settlement, Plaintiffs and all other Virgin Galactic stockholders are barred and enjoined from commencing, prosecuting, instigating, continuing, or in any way participating in the commencement or prosecution of any action asserting any Plaintiffs' Released Claims derivatively against any of the Defendants' Released Persons.

Scope of the Notice

This Notice is a summary description of the Derivative Actions, the complaints, the terms of the Settlement, and the Settlement Hearing. For a more detailed statement of the matters involved in the Derivative Actions, reference is made to them in the Stipulation and its exhibits, copies of which may be reviewed and downloaded at the Investor Relations page of the Company's website, https://investors.virgingalactic.com/overview/default.aspx.

* * *

You may obtain further information by contacting Plaintiffs' Counsel at: (i) Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net; (ii) Thomas J. McKenna, Gainey McKenna & Egleston, 260 Madison Ave., 22nd Floor, New York, NY 10016, Telephone: (212) 983-1300, Email: tjmckenna@gme-law.com.

PLEASE DO NOT CALL THE COURT OR DEFENDANTS WITH QUESTIONS ABOUT THE SETTLEMENT.

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

IN RE VIRGIN GALACTIC HOLDINGS, INC. DERIVATIVE LITIGATION	Lead Case No. 1:22-cv-00933-OEM-LKE **EXHIBIT D**

SUMMARY NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTIONS

TO: **ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF VIRGIN GALACTIC HOLDINGS, INC. ("VIRGIN GALACTIC" OR THE "COMPANY") COMMON STOCK AS OF APRIL 23, 2026 ("CURRENT VIRGIN GALACTIC STOCKHOLDERS").**

PLEASE READ THIS SUMMARY NOTICE CAREFULLY AND IN ITS ENTIRETY AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.

YOU ARE HEREBY NOTIFIED that the above-captioned consolidated stockholder derivative action (the "Demand Futile Action") is being settled on the terms set forth in a Stipulation and Agreement of Settlement dated April 23, 2026 (the "Stipulation").

The Derivative Actions are brought derivatively on behalf of nominal defendant Virgin Galactic and allege that, *inter alia*, between July 10, 2019, through October 14, 2021, at least, the Individual Defendants breached their fiduciary duty to the Company by (i) misrepresenting operations to the investing public, who purchased Company stock at artificially inflated prices; (ii) causing the Company to overpay with stock spent to acquire Virgin Galactic's legacy business; and (iii) as to certain of them, selling Company stock while possessing material nonpublic information about material issues at artificially inflated prices. Plaintiffs allege that the Individual Defendants had knowledge of the destruction of the Company's spaceship stabilizers in 2019, Federal Aviation Administration violations that led to grounding flights in 2021 and suspension of the Company's license, and undisclosed delays in commercial launches due to needed repairs, but failed to disclose the same to investors, instead making a series of materially false and misleading statements touting the Company's purported safety efforts, among other things, including in filings with the Securities Exchange Commission and proxy solicitations governed by Section 14(a) of the Securities Exchange Act of 1934. The Derivative Actions allege that, as a result of the foregoing, the Company experienced reputational and financial harm. Defendants have denied and continue to deny each and all of the claims and allegations of wrongdoing asserted in the Derivative Actions.

The consideration for the proposed Settlement includes: (1) a cash payment of two million seven hundred fifty thousand dollars ($2,750,000.00) (the "Cash Payment"), which the Defendants shall cause their insurer(s) to pay to Virgin Galactic; and (2) Virgin Galactic's agreement to adopt and maintain certain corporate governance reforms and procedures, as outlined in Exhibit A to the Stipulation (the "Reforms"), which shall be maintained for three years. Additionally, Virgin Galactic shall pay, subject to Court approval, one million three hundred seventy-five thousand dollars ($1,375,000.00) to Plaintiffs' Counsel for their attorneys' fees and expenses (the "Fee and Expense Amount") based on the substantial benefit that will be conferred upon the Company and its stockholders by the settlement consideration. Plaintiffs' Counsel shall also apply to the Court for service awards to be paid to the five Plaintiffs in an amount of up to two thousand five hundred dollars ($2,500.00) each (the "Service Awards"), to be paid out of the Fee and Expense Amount.

On ________ __, 2026 at __:__ _.m., a hearing (the "Settlement Hearing") will be held before the Honorable Orelia E. Merchant, at the United States District Court for the Eastern District of New York, 225 Cadman Plaza East, Brooklyn, NY 11201, in Courtroom 6C South (the

"Settlement Hearing"), for the purpose of determining whether the Settlement should be approved as fair, reasonable, and adequate and whether the Court should approve the agreed-to Fee and Expense Amount and the Service Awards for Plaintiffs. ***Because this is not a class action, except as otherwise provided for in the Stipulation with respect to the Plaintiffs, no Current Virgin Galactic Stockholder has the right to receive any individual compensation as a result of the Settlement.***

This Summary Notice provides a condensed overview of certain provisions of the Stipulation and the full Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions (the "Notice"). It is not a complete statement of the events of the Derivative Actions or the terms set forth in the Stipulation. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation. For additional information about the claims asserted in the Derivative Actions, and the terms of the proposed Settlement, you may inspect the Stipulation and its exhibits and other papers at the Clerk's office in the Court at any time during regular business hours. In addition, copies of the Stipulation and its exhibits and the Notice are available on the Investor Relations page of the Company's website, www.https://investors.virgingalactic.com/overview/default.aspx.

The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court's calendar or the Investor Relations page of the Company's website, https://investors.virgingalactic.com/overview/default.aspx, for any change in the date and/or time of the Settlement Hearing.

Inquiries about the Derivative Actions or the Settlement may be made to: (i) Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, Email: tbrown@thebrownlawfirm.net; (ii) Thomas J. McKenna, Gainey McKenna & Egleston, 260 Madison Ave., 22nd Floor, New York, NY 10016, Telephone: (212) 983-1300, Email: tjmckenna@gme-law.com.

You may enter an appearance before the Court, at your own expense, individually or through counsel of your choice. If you want to object at the Settlement Hearing, you must be a Current Virgin Galactic Stockholder and you must first comply with the procedures for objecting that are set forth in the Notice. **Any objection to any aspect of the Settlement must be filed with the Clerk of the Court and sent to Plaintiffs' Counsel and Defendants' Counsel no later than _____ __, 2026 (21 days before the Settlement Hearing)**, in accordance with the procedures set forth in the Stipulation and the Notice. Any Current Virgin Galactic Stockholder who fails to object in accordance with such procedures will be bound by the Order and Final Judgment of the Court granting final approval to the Settlement and the releases of claims therein, and shall be deemed to have waived the right to object (including the right to appeal) and forever shall be barred, in this proceeding or in any other proceeding, from raising such objection.

PLEASE DO NOT CALL THE COURT OR DEFENDANTS WITH QUESTIONS ABOUT THE SETTLEMENT.

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

IN RE VIRGIN GALACTIC HOLDINGS, INC. DERIVATIVE LITIGATION	Lead Case No. 1:22-cv-00933-OEM-LKE **EXHIBIT E**

[PROPOSED] ORDER AND FINAL JUDGMENT

This matter came before the Court for hearing on ___________, 2026, to consider approval of the proposed settlement ("Settlement") set forth in the Stipulation and Agreement of Settlement dated April 23, 2026 (the "Stipulation"). The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement. Good cause appearing therefore, the Court enters this Order and Final Judgment (the "Judgment").

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2. This Court has jurisdiction over the subject matter of the Demand Futile Action, including all matters necessary to effectuate the Settlement, and over all Parties.

3. The Court finds that the Notice of the Settlement was published and disseminated in accordance with this Court's Preliminary Approval Order. This Court further finds that the form and contents of the Notice and Summary Notice, as previously preliminarily approved by the Court, and the means of dissemination of the Notice of the Settlement fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process.

4. The Court hereby approves the Settlement set forth in the Stipulation and finds that the Settlement is, in all respects, fair, reasonable, and adequate to each of the Parties, and further finds that the Settlement is in the best interests of Virgin Galactic and its stockholders.

5. The Demand Futile Action and all claims contained therein are dismissed with prejudice. The Parties are to bear their own costs, except as otherwise provided below.

6. Upon the Effective Date, Plaintiffs and all other Current Virgin Galactic Stockholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged their right to assert derivatively on behalf of the Company any and all of the Plaintiffs' Released Claims (including Unknown Claims) against the Defendants' Released Persons, and shall forever be barred and enjoined from instituting, commencing, continuing, or prosecuting derivatively on behalf of the Company any and all of the Plaintiffs' Released Claims against the Defendants' Released Persons. In addition, upon that date, Virgin Galactic shall be deemed to have, and by operation of the law and of the Judgment shall have, fully, finally, and forever released, relinquished and discharged its right to assert directly any and all of the Plaintiffs' Released Claims against the Defendants' Released Persons, and shall forever be barred and enjoined from instituting, commencing, continuing, or prosecuting directly any and all of the Plaintiffs' Released Claims against the Defendants' Released Persons except to enforce the releases and other terms and conditions contained in the Settlement and/or the Judgment.

7. Upon the Effective Date, Defendants shall be deemed to have, and by operation of the law and of the Judgment shall have, fully, finally and forever released, relinquished and discharged any and all of the Defendants' Released Claims against the Plaintiffs' Released Persons, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all of the Defendants' Released Claims against the Plaintiffs' Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment.

8. During the course of the litigation, all parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure, and all other similar laws or statutes.

9. The Court hereby approves the sum of one million three hundred seventy-five thousand dollars ($1,375,000.00) for the payment of Plaintiffs' Counsel's attorneys' fees and expenses in the Derivative Actions (the "Fee and Expense Amount") and finds that the Fee and Expense Amount is fair and reasonable. No other fees, costs, or expenses may be awarded to Plaintiffs' Counsel in connection with the Settlement. The Fee and Expense Amount shall be distributed in accordance with the terms of the Stipulation.

10. The Court hereby approves the service awards of two thousand five hundred dollars ($2,500.00) for each of the five Plaintiffs to be paid from Plaintiffs' Counsel's Fee and Expense Amount in recognition of Plaintiffs' participation and effort in the prosecution of the Derivative Actions.

11. Neither the Stipulation, nor any of its terms or provisions, nor entry of this Judgment, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement, may be construed as, or may be used as evidence of the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever. Moreover, neither the Stipulation, nor any of its terms or provisions, nor entry of this Judgment, shall be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Derivative Actions, or in any other action or proceeding, for any purpose other than as provided in the Stipulation.

12. Defendants may file the Stipulation and/or the Judgment, and file or reference acts

performed or documents executed pursuant to or in furtherance of the Stipulation and/or the Judgment, in any action that has or may be brought against them in order to support a defense or counterclaim based on principles of *res judicata*, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

13. In the event that the Settlement is terminated pursuant to the terms of the Stipulation, then (i) the Settlement and the Stipulation (other than paragraphs 4.3, 6.3, and 7.18 thereof) shall be canceled and terminated; and (ii) this Order and Judgment and any related orders entered by the Court shall in all events be treated as vacated, *nunc pro tunc.*

14. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation.

15. Pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, this Court hereby finally approves the Stipulation and Settlement in all respects and orders the Parties to perform its terms to the extent the Parties have not already done so.

16. This Judgment is a final judgment, and the Court finds that no just reason exists for delay in entering the Judgment in accordance with the Stipulation. Accordingly, the Clerk is hereby directed to enter this Judgment forthwith in accordance with Rule 58 of the Federal Rules of Civil Procedure.

IT IS SO ORDERED.

DATED:

____
HONORABLE ORELIA E. MERCHANT
UNITED STATES DISTRICT JUDGE